EXHIBIT 99.2

[LOGO OF DELTAGEN]	News Release

Contact:

Joseph M. Limber

Interim Chief Executive Officer

650.569.5188

jlimber@deltagen.com

For Immediate Release

Deltagen Secures Commitment for $10 Million in Equity

—$5 Million Initially Funded Through Bridge Loan—

REDWOOD CITY, Calif., April 4, 2003 – Deltagen, Inc. (Nasdaq: DGEN) today announced that it has secured a minimum commitment for $10 million in equity capital from existing institutional investors to purchase preferred stock in a private placement. The purpose of the offering is to enable Deltagen to expand its product offerings and initiate new marketing and sales initiatives. These initiatives will focus on accelerating growth from Deltagen’s portfolio of products that include biological models, drug interaction and metabolism technologies and validated small molecule targets. Common shareholders will also be able to participate in the equity financing through a “rights offering” following the close of the equity round as described below.

The equity financing is subject to shareholder approval and the satisfaction of closing conditions. In addition to the terms of the private placement, Deltagen’s stockholders will be asked to approve a number of other matters including a reverse stock split.

Deltagen has also obtained a secured bridge loan commitment from the same investors of $5 million. The purpose of the bridge loan is to enable Deltagen to expand its growth initiatives prior to receiving all approvals required by the equity offering. This facility can be increased to $6 million upon the occurrence of certain events and milestones.

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The loan bears interest at 10% per annum. The principal and interest on the bridge loan will be repaid upon the earlier of the closing of the preferred equity financing with the proceeds thereof or August 31, 2003.

Under the terms of the equity financing, the investors have agreed to purchase $10 million of preferred stock. The preferred stock is convertible into common stock on a 1:1 basis. The preferred stock will be issued at a 25% discount to the five-day average closing common stock price for the period ending three days prior to closing. The preferred stock bears no dividend, has a liquidation preference right equal to the amount invested in the preferred stock and standard anti-dilution protections. The terms of the preferred stock agreement include the right to appoint designees to a total of three seats on the Company’s Board of Directors.

The preferred stock has not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements.

In connection with the equity financing, Deltagen has agreed to use its reasonable best efforts, as soon as reasonably practicable after the closing of the preferred stock financing, to offer stockholders of record as of the last business day prior to the closing of the preferred financing (other than the investors in such financing) non-transferable rights to purchase newly issued preferred stock at the same purchase price paid by the investors. The amount of preferred shares so offered to each stockholder would be sufficient to allow each such stockholder to maintain the percentage ownership interest in Deltagen held by each such stockholder as of the last business day prior to the closing of the preferred financing.

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THE RIGHTS OFFERING WILL BE MADE ONLY BY MEANS OF A PROSPECTUS FILED AS PART OF A REGISTRATION STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT YET BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SECURITIES MAY NOT BE SOLD NOR MAY ANY OFFER TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT HAS BEEN FILED AND BECOME EFFECTIVE. THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH STATE OR JURISDICTION.

This press release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including the ability of Deltagen to close the preferred stock financing; the extent to which genomic databases are utilized in pharmaceutical research and development; the ability of Deltagen to provide products and services that meet market needs; the impact of competition and alternative technologies, processes and approaches and other risks cited in the risk factors sections of Deltagen’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and Deltagen’s other securities filings with the Commission. These forward-looking statements speak only as of the date hereof. Deltagen disclaims any intent or obligation to update these forward-looking statements.

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